UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Planar Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously disclosed, on August 12, 2015, Planar Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger to be acquired by Leyard American Corporation (“Leyard”), an affiliate of Leyard Optoelectronic Co, Ltd. (the “merger agreement”). Subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of Leyard will be merged with and into the Company and the Company will survive the merger as a wholly owned subsidiary of Leyard (the “merger”).

On October 9, 2015, the Company filed a definitive proxy statement (the “Proxy Statement”) under cover of a Schedule 14A with the Securities and Exchange Commission.

As described in the Proxy Statement, the Company and Leyard filed a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) on September 18, 2015. Under the governing regulations, CFIUS has an initial period of 30 days to review the notification and may, at the end of such initial period, extend the review for an additional 45-day investigation period. On October 22, 2015, the Company received written notification from CFIUS that it intended to extend the review process. The 45-day investigation period expires on December 7, 2015, though it is possible CFIUS’ investigation could be concluded sooner. CFIUS has not provided information with respect to its reasons for proceeding with the investigation.

For more information regarding CFIUS review and the other conditions that must be satisfied prior to closing the merger, please refer to “The Merger Proposal—Regulatory Clearances and Approvals Required for the Merger” beginning on page 61 of the Proxy Statement and “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 77 of the Proxy Statement.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. The Company continues to expect to complete the merger in the fourth calendar quarter of 2015.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which include the expected timing for closing and other statements regarding the proposed merger between the Company and Leyard American Corporation, may be identified by the inclusion of words such as “expects,” “plans” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2015. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On October 9, 2015, the Company filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger between the Company and Leyard American Corporation. The definitive proxy statement is being sent or given to the Company’s shareholders of record. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.planar.com or by directing a request to: Planar Systems, Inc., 1195 NW Compton Drive, Beaverton, Oregon 97006, Attn: Investor Relations, 503-748-8911, invest@planar.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger are forth in the definitive proxy statement and the other relevant documents filed or to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 9, 2015.